UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2009 (August 21, 2009)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William R. Duvall, Executive Vice President and Chief Technology Officer of LoJack Corporation (the “Company”) retired from the Company effective as of August 24, 2009.  On August 21, 2009, the Company entered into an agreement with Mr. Duvall which provides for Mr. Duvall to receive an amount equal to eighteen months of his current annual base salary, payable over a period of twenty-four months.  For up to eighteen months, the Company will continue to pay the employer portion of the group medical and dental plans.  Mr. Duvall is entitled to receive a prorated portion of his annual 2009 bonus for the portion of time actually worked prior to his retirement date, to be paid in 2010 in accordance with the terms of the Company’s bonus plan.  Mr. Duvall’s current target bonus is annualized at 50% of his annual base salary.  Mr. Duvall is subject to a non-solicitation, non-competition covenant for a period of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Thomas A. Wooters
Thomas A. Wooters Executive Vice President and General Counsel

Date:  August 25, 2009